Russell Investments Enters Strategic Partnership with Hamilton Lane to Accelerate Private Markets Capabilities
Partnership will deliver innovative investment solutions across asset class spectrum for Russell Investments’ clients

Hamilton Lane takes a $90 million stake in Russell Investments
Seattle, WA; Bala Cynwyd, PA – March 30, 2021 – Russell Investments, a leading outsourced CIO (OCIO) provider and global investment solutions firm, and Hamilton Lane (NASDAQ:HLNE), a leading private markets investment management firm, today announced a strategic partnership that will provide Russell Investments’ global clients with access to Hamilton Lane’s industry-leading private markets investment solutions, data-driven research, and innovative technology tools.

Hamilton Lane’s comprehensive private markets capabilities will further strengthen Russell Investments’ client value proposition by providing exceptional open-architecture investment solutions spanning the entire asset class spectrum. Hamilton Lane’s $90 million investment in Russell Investments further demonstrates its commitment to this strategic partnership.

“Given increasing market complexities and rising needs around financial security, fiduciaries are looking for partners that can seamlessly provide tailored, differentiated investment solutions,” said Michelle Seitz, Chairman and CEO of Russell Investments. “This partnership demonstrates our 85-year fiduciary commitment to provide comprehensive, leading-edge investment solutions and risk management to our clients. The resulting one-stop access to extensive private and public markets capabilities is, I believe, unmatched in our industry today.”

According to Seitz, institutional investors are increasingly focused on their own core business competencies and want more comprehensive relationships with strategic investment partners. The market potential is large. McKinsey & Company research reports that 76% of asset owners with assets up to $10 billion have not outsourced their investment activitiesi. Boston Consulting Group also forecasts investment solutions to be one of the fastest growing segments of the asset management industry over the next five yearsii.

Private markets are an important component of investor portfolios, and this partnership comes at a time when both private markets opportunities and allocations to the asset class continue to grow. Since 2008, capital allocated to private markets has tripled from $2.5 trillion to $7.7 trillioniii. The private markets asset class has continued to demonstrate its ability to generate meaningful returns for investors. Data from Hamilton Lane illustrates that private equity and private credit have each outperformed the MSCI World (PME) and the Credit Suisse Leveraged Loan PME, respectively, in 19 of the last 20 vintage yearsiiii.

"At Hamilton Lane, we are committed to providing private markets access to a broader group of investors around the world, and this partnership is another exciting development in support of that objective,” said Mario Giannini, CEO of Hamilton Lane. “We believe our investment capabilities and expertise, together with Russell Investments’ strong outsourced investment solutions, will enable enhanced and integrated access to the global private markets for Russell Investments’ clients around the world.”

Russell Investments’ clients will benefit from access to Hamilton Lane’s global investment platform and deep expertise across all private markets strategies and sectors, as well as access to Hamilton Lane’s private markets risk and portfolio construction tools. Enhanced by Hamilton Lane’s proprietary technology capabilities, Russell Investments’ Enterprise Risk Management System will allow its clients to leverage the power of an extensive open-architecture public and private markets investment platform to meet their specific goals and objectives.

For 85 years, Russell Investments has focused on improving people’s financial security. That focus aligns with Hamilton Lane’s stated purpose of providing enhanced financial well-being for those who depend on them. The two companies also share a commitment to providing exceptional client service and offering customized solutions for their global clientele.

“Russell Investments and Hamilton Lane put our clients’ needs at the center of everything we do,” said Seitz. “We are dedicated to democratizing access to the most sophisticated investment capabilities and tools in the industry. This is about extending our institutional solutions prowess, honed over decades working with the largest asset owners in the world, to more middle-market institutions and wealth management partners and their clients.”

About Russell Investments
Russell Investments is a leading outsourced CIO (OCIO) partner and global investment solutions firm providing a wide range of investment capabilities to institutional investors, financial intermediaries, and individual investors around the world. Building on an 85-year legacy of continuous innovation to deliver exceptional value to clients, Russell Investments works every day to improve the financial security of its clients. The firm is the world’s fifth-largest investment adviser, with $2.5 trillion in assets under advisement (as of 6/30/2020) and $323.7 billion in assets under management (as of 12/31/2020) for clients in 32 countries. Headquartered in Seattle, Washington, Russell Investments has offices in 19 cities around the world, including in New York, London, Tokyo, and Shanghai. For more information, please visit www.russellinvestments.com.

About Hamilton Lane
Hamilton Lane (NASDAQ: HLNE) is a leading private markets investment management firm providing innovative solutions to sophisticated investors around the world. Dedicated exclusively to private markets investing for 29 years, the firm currently employs more than 440 professionals operating in offices throughout North America, Europe, Asia Pacific and the Middle East. Hamilton Lane has approximately $657 billion in assets under management and supervision, composed of approximately $76 billion in discretionary assets and approximately $581 billion in advisory assets, as of December 31, 2020. Hamilton Lane specializes in building flexible investment programs that provide clients access to the full spectrum of private markets strategies, sectors and geographies. For more information, please visit www.hamiltonlane.com or follow Hamilton Lane on Twitter: @hamilton_lane.

Cautionary Note on Forward-Looking Statements
Some of the statements in this release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as "will," "expect," "believe" and similar expressions are used to identify these forward-looking statements. Forward-looking statements discuss current expectations and projections. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different. You should evaluate these forward-looking statements in the context of the risks and uncertainties disclosed in Part I, Item 1A, under the heading "Risk Factors", in Hamilton Lane’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and in its subsequent reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Past performance is no guarantee of future results.

Russell Investments Media Contact
Katrina Allen, Edelman
Katrina.allen@edelman.com
+1 917 640 2753

James Aber
newsroom@russellinvestments.com
+1 206 505 1858

Hamilton Lane Media Contact
Tim Quinn, Edelman
timothy.quinn@edelman.com

+1 646 258 2308

Hamilton Lane Investor Contact
John Oh
joh@hamiltonlane.com
+1 610 617 6026

i Source: McKinsey and Cerulli (2020)
ii Source: Boston Consulting Group (2020 Global Asset Management report)
iii Source: Preqin.com (June 2020)
iiii Source: Hamilton Lane Data, Bloomberg (January 2021)